Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

November 3, 2014

Walgreen Co.

108 Wilmot Road

Deerfield, Illinois 60015

Re: Post-Effective Amendment to Registration Statement on Form S-3 for Debt Securities (File No. 333-198773)

Ladies and Gentlemen:

We have acted as special counsel to Walgreen Co., an Illinois corporation (the “Company”), and its wholly owned subsidiary, Walgreens Boots Alliance, Inc., a Delaware corporation (the “Subsidiary”), in connection with the Post-Effective Amendment No. 1, to be filed on the date hereof, to the Registration Statement on Form S-3 (File No. 333-198773) (as so amended, the “Registration Statement”) filed on September 16, 2014 with the Securities and Exchange Commission (the “SEC”) in connection with the registration, pursuant to the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder of an indeterminate amount of the unsubordinated debt securities (the “Notes”) which may be issued by the Company and guaranteed by the Subsidiary (the “Company Notes” and “Subsidiary Guarantee,” respectively) or issued by the Subsidiary and guaranteed by the Company (the “Subsidiary Notes” and “Company Guarantee,” respectively, and any Company Guarantees or Subsidiary Guarantees, collectively, the “Guarantees”). The Company Notes will be issued in one or more series pursuant to an indenture between the Company and Wells Fargo Bank, National Association, as trustee, and the Subsidiary Notes will be issued in one or more series under an indenture between the Subsidiary and Wells Fargo Bank, National Association, as trustee, each filed as exhibits to the Registration Statement (collectively, the indentures”).

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale of the Notes.

In our capacity as special counsel to the Company and the Subsidiary, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company and Subsidiary or public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), are effective under the Act; (e) a Prospectus Supplement and related term sheet filed as a free writing prospectus (a “term sheet”) will have been filed with the SEC describing the Notes and Guarantees offered thereby; (f) all Notes and Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement(s); (g) a definitive purchase, underwriting, agency or similar agreement with respect to any Notes offered (an “Underwriting Agreement”) will have been duly authorized and validly executed and delivered by the parties thereto; (g) if applicable, a definitive guarantee agreement (whether pursuant to a supplement to either indenture or a separate guarantee agreement) by either the Company or the Subsidiary (the “Guarantee Agreement,” and together with the indentures, the Notes and the Underwriting Agreement, the “Transaction Documents”) will have been duly authorized and validly executed and delivered by the parties thereto and (i) any Notes or Guarantees that may be issued will be issued in a form that complies with the applicable indenture, and any supplemental indenture to be entered into in connection with the issuance of such Notes, and any Guarantee Agreement, will be manually signed or countersigned, as the case may be, by duly

Walgreen Co.

November 3, 2014

authorized officers of the Company or the Subsidiary, as applicable, and of the Trustee. We have assumed that the terms of the Notes and/or the Guarantees, as applicable, have been duly authorized and created by the Company or the Subsidiary, as applicable, and that the terms of the Notes or Guarantees, as applicable, have been established so as not to, and that the execution and delivery by the parties thereto of the documents pursuant to which the Notes or Guarantees are governed and the performance of such parties’ obligations thereunder, will not, breach, violate, conflict with or constitute a default under (1) the organizational documents of any party or any agreement or instrument to which any party thereto is subject, (2) any law, rule or regulation to which any party thereto is subject (excepting the laws of the State of New York and the federal securities laws of the United States of America as such laws apply to the Company and the Subsidiary and the transaction pursuant to which the Notes are offered), (3) any judicial or regulatory order or decree of any governmental authority or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We also assume that at the time of issuance of the Notes and any applicable Guarantees, each of the Company and the Subsidiary is and will remain duly organized, validly existing and in good standing under the laws of the State of Illinois and State of Delaware, respectively, and that the Company and/or the Subsidiary, as applicable, will have duly authorized the issuance of the Notes and/or the Guarantees, and related matters, as applicable. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Company, the Subsidiary and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Subsidiary, the Transaction Documents or the transactions governed by the Transaction Documents (the “Relevant Laws”). Without limiting the generality of the foregoing definition of Relevant Laws, the term “Relevant Laws” does not include any law, rule or regulation that is applicable to the Company or the Subsidiary or the Transaction Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Transaction Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Illinois or the State of Delaware, we have relied upon the opinion letter, dated the date hereof, of Thomas J. Sabatino, Jr., Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary of the Company and Vice President and Secretary of the Subsidiary, which opinion letter is being filed as Exhibit 5.2 to the Registration Statement.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion, (i) with respect to any series of Notes to be offered pursuant to the Registration Statement (the “Offered Debt Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable indenture has been qualified under the Trust Indenture Act of 1939, as amended; (b) an appropriate Prospectus Supplement and term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act; (c) the applicable indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto; (d) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the

Walgreen Co.

November 3, 2014

applicable indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; and (e) the Offered Debt Securities have been duly authorized, executed and delivered against payment of the agreed-upon consideration therefor, the Offered Debt Securities when issued and sold in accordance with the indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the Underwriting Agreement, will be valid and binding obligations of the Company and/or the Subsidiary, as applicable, enforceable against the Company and/or the Subsidiary, as applicable, in accordance with their respective terms; and (ii) with respect to any Guarantees to be offered pursuant to the Registration Statement (the “Offered Guarantees”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable indenture has been qualified under the Trust Indenture Act of 1939, as amended; (b) an appropriate Prospectus Supplement and term sheet with respect to the Offered Guarantees has been prepared, delivered and filed in compliance with the Act; (c) the applicable indenture and any supplemental indenture and any Guarantee Agreement in respect of such Offered Guarantees have been duly authorized, executed and delivered by each party thereto; (d) the terms of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the applicable indenture and any supplemental indenture and any Guarantee Agreement to be entered into in connection with the issuance of such Offered Guarantees; and (e) the Offered Guarantees have been duly authorized, executed and delivered against payment of the agreed-upon consideration therefor, the Offered Guarantees when issued and sold in accordance with the applicable indenture, any supplemental indenture and any Guarantee Agreement to be entered into in connection with the issuance of such Offered Guarantees and the Underwriting Agreement, will be valid and binding obligations of the Company or Subsidiary, as guarantor, as applicable, enforceable against the Company or Subsidiary, as guarantor, in accordance with their respective terms.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Notes or Guarantees and their governing documents.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz